Exhibit 10.11
TD Banknorth Inc.
Plan Document
Amended and Restated
Effective May 9, 2006

TABLE OF CONTENTS

ARTICLE 1 Definitions	1

ARTICLE 2 Selection/Enrollment/Eligibility	9
2.1 Eligibility	9
2.2 Enrollment Requirements	10
2.3 Commencement of Participation	10
2.4 Termination of Participation and/or Deferrals	10
2.5 Limited Participation	10

ARTICLE 3 Deferral Commitments/Company Contributions/Crediting/Taxes	11
3.1 Minimum Deferral	11
3.2 Maximum Deferral	11
3.3 Election to Defer/Change in Election	12
3.4 Withholding of Annual Deferral Amounts	14
3.5 Post-2004 Mandatory Deferrals	14
3.6 Annual Company Make-Up Amount	15
3.7 Investment of Trust Assets	15
3.8 Vesting	15
3.9 Crediting/Debiting of Account Balances	15
3.10 FICA and Other Taxes	20
3.11 Distributions	20

ARTICLE 4 Short-Term Payout/Unforeseeable Financial Emergencies	20
4.1 Short-Term Payout	20
4.2 Other Benefits Take Precedence Over Short-Term Payout	21
4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies	21

ARTICLE 5 Retirement Benefit	22
5.1 Retirement Benefit	22
5.2 Payment of Retirement Benefit	22

ARTICLE 6 Survivor Benefit	23
6.1 Pre-Retirement Survivor Benefit	23
6.2 Payment of Pre-Retirement Survivor Benefit	23
6.3 Death Prior to Completion of Retirement Benefit or Termination Benefit	24

i

ARTICLE 7 Termination Benefit	24
7.1 Termination Benefit	24
7.2 Payment of Termination Benefit	24

ARTICLE 8 Beneficiary Designation	24
8.1 Beneficiary	24
8.2 Beneficiary Designation/Change	24
8.3 Acknowledgment	25
8.4 No Beneficiary Designation	25
8.5 Doubt as to Beneficiary	25
8.6 Discharge of Obligations	25

ARTICLE 9 Leave of Absence	26
9.1 Paid Leave of Absence	26
9.2 Unpaid Leave of Absence	26

ARTICLE 10 Termination/Amendment/Modification	26
10.1 Termination	26
10.2 Amendment	27
10.3 Effect of Payment	27
10.4 Amendment to Ensure Proper Characterization of the Plan	27
10.5 Changes in Law Affecting Taxability	28
10.6 Prohibited Acceleration/Distribution Timing	28

ARTICLE 11 Administration	29
11.1 Administration	29
11.2 Determinations	29
11.3 General	29

ARTICLE 12 Other Benefits and Agreements	30
12.1 Coordination with Other Benefits	30

ARTICLE 13 Claims Procedures	30
13.1 Scope of Claims Procedures	30
13.2 Initial Claim	30
13.3 Review Procedures	31
13.4 Calculation of Time Periods	32
13.5 Legal Action	32
13.6 Administrator Review	32

ii

ARTICLE 14 Trust	32
14.1 Establishment of the Trust	32
14.2 Interrelationship of the Plan and the Trust	32
14.3 Distributions from the Trust	33

ARTICLE 15 Miscellaneous	33
15.1 Status of Plan	33
15.2 Unsecured General Creditor	33
15.3 Company’s Liability	33
15.4 Nonassignability	33
15.5 Not a Contract of Employment	34
15.6 Furnishing Information	34
15.7 Terms	34
15.8 Captions	34
15.9 Governing Law	34
15.10 Notice	34
15.11 Successors	35
15.12 Spouse’s Interest	35
15.13 Validity	35
15.14 Incompetent	35
15.15 Court Order	35
15.16 Distribution in the Event of Taxation	35
15.17 Insurance	36
1518 Aggregation of Employers	36

Schedule A Measurement Funds	37

iii

TD BANKNORTH INC.
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS AND KEY EMPLOYEES
Amended and Restated
Effective May 9, 2006
Purpose
     The purpose of this TD Banknorth Inc. Deferred Compensation Plan for Non-Employee Directors and Key Employees is to provide specified benefits to a select group of management or highly compensated employees and the members of the boards of directors of TD Banknorth Inc. and those of its affiliates that are participating employers under this Plan as set forth in Section 1.16. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as added by the American Jobs Creation Act of 2004 and the Treasury regulations or any other authoritative guidance issued thereunder (“Section 409A”).
     This Plan amends and restates the Banknorth Group, Inc. Deferred Compensation Plan for Non-Employee Directors and Key Employees that was effective, as amended and restated, as of January 1, 2003 (the “2003 Plan”). Banknorth Group, Inc. was the predecessor to TD Banknorth Inc. The 2003 Plan was previously amended in January 2005 to provide Participants with an opportunity to terminate their participation and receive a distribution of their Account Balances. As a result of such amendment, all deferrals under this Plan, including deferrals prior to January 1, 2005, are subject to Section 409A. The 2003 Plan was also amended in January 2005 to freeze deferrals as of December 31, 2004 until further notice. This Plan only permits deferrals of compensation to be paid on or after January 1, 2006, including Short-Term Incentive Payments earned during 2005 that will be paid in 2006.
     This Plan is being amended and restated as of May 9, 2006 to comply with the proposed regulations issued by the Internal Revenue Service in the fall of 2005 with respect to Section 409A of the Code and to permit the deferral of RSU Income as defined herein.
ARTICLE 1
Definitions
     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1	“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Post-2004 Voluntary Deferral

Account balance, (ii) the Post-2004 Company Make-Up Account balance, (iii) the Post-2004 Mandatory Deferral Account balance, and (iv) the Pre-2005 Account Balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Administrator” shall mean the committee of the Sponsor’s Board which the Sponsor’s Board shall designate or appoint from time to time as responsible, except as otherwise specified, for the general administration of the Plan, or the designee of such committee. If the Sponsor’s Board does not designate or appoint such a committee, the Administrator shall be the Sponsor’s Board itself, or the designee of the Sponsor’s Board.

1.3	“Affiliate” with respect to the Sponsor shall mean (i) any entity that, directly or indirectly, is controlled by the Sponsor and (ii) any entity in which the Sponsor has a significant equity interest, in either case as determined by the Administrator.

1.4	“Annual Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding Incentive Payments, any other incentives or bonuses, commissions, overtime, fringe benefits, stock options, restricted stock units, relocation expenses, non-monetary awards, Non-Key Employee Director Fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Key Employee’s gross income). Annual Base Salary shall be calculated without regard to any reductions for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Company (and therefore shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3) or 402(h) pursuant to plans established by the Company).

1.5	“Annual Deferral Amount” shall mean, with respect to any Plan Year beginning prior to January 1, 2005, a Participant’s Pre-2005 Annual Deferral Amount and, with respect to any Plan Year beginning on or after January 1, 2005, a Participant’s Post-2004 Annual Voluntary Deferral Amount.

1.6	“Annual Company Make-Up Amount” shall mean, with respect to any Plan Year beginning prior to January 1, 2005, a Participant’s Pre-2005 Annual Company Make-Up Amount and, with respect to any Plan Year beginning on or after January 1, 2005, a Participant’s Post-2004 Annual Company Make-Up Amount.

1.7	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8	“Beneficiary Designation Form” shall mean the form established from time to time by the Administrator that a Participant completes, signs and returns to the Administrator to designate one or more Beneficiaries.

1.9	“Board” shall mean the board of directors of the Sponsor.

1.10	“Change In Control” shall mean a change in the ownership of TD Bank or the Company, a change in the effective control of TD Bank or the Company or a change in the ownership of a substantial portion of the assets of TD Bank or the Company as provided under Section 409A, except that (i) any change in the ownership, effective control or ownership of a substantial portion of the assets of the Company effected by TD Bank and its affiliates shall be excluded, and (ii) any change in the ownership, effective control or ownership of a substantial portion of the assets of TD Bank shall be excluded if TD Bank and its affiliates are not a majority shareholder of the Company at the time of such change.

1.11	“Claimant” shall have the meaning set forth in Section 13.2.

1.12	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.13	“Common Stock Fund A” means a Measurement Fund (as described in Section 3.9(d)) maintained on the books of the Sponsor reflecting credits to Participants’ Account Balances in Sponsor Stock Units.

1.14	“Common Stock Fund B” means a Measurement Fund (as described in Section 3.9(d)) maintained on the books of the Sponsor reflecting credits to Participants’ Account Balances in TD Bank Stock Units.

1.15	“Common Stock Sub-Account” shall mean the portion (if any) of a Participant’s Account Balance allocated to Common Stock Fund A and/or Common Stock Fund B.

1.16	“Company” shall mean the Sponsor and any Affiliate of the Sponsor that adopts this Plan with the approval of the Sponsor’s Board, and any successor to all or substantially all of the Company’s assets or business.

1.17	“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If the Administrator determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Administrator to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Administrator shall defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited or debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Administrator in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m). Notwithstanding the foregoing, this Section 1.17 shall apply only to the extent permitted by Section 409A.

1.18	“Effective Date” shall mean the effective date of this amended and restated version of the Plan, which is May 9 2006.

1.19	“Election Form” shall mean the form or forms established from time to time by the Administrator that a Participant completes, signs and returns to the Administrator to make an election under the Plan (which form or forms may take the form of an electronic transmission, if required or permitted by the Administrator).

1.20	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21	“401(k) Plan” shall mean the Company’s tax qualified 401(k) retirement plan, as amended from time to time.

1.22	“Incentive Payments” shall mean any compensation paid to a Participant under any cash or stock incentive plans or bonus arrangements of the Company with respect to which the Administrator in its discretion permits deferrals to be made hereunder, which compensation is based on the performance by the Participant of services for the Company over a period of at least twelve (12) months (whether or not paid in such performance period or included on the Federal Income Tax Form W-2 for such performance period) and which qualifies as “performance-based compensation” under Section 409A.

1.23	“Key Employee” shall mean an individual who is an employee of the Company and whose position is designated at Level 22 or above.

1.24	“Long-Term Incentive Payments” or “LTI Payments” shall mean Incentive Payments based on the performance by the Participant of services for the Company over a period of greater than twelve (12) months.

1.25	“Non-Employee Director” shall mean any member of the Board who is not also a Key Employee.

1.26	“Non-Employee Director Fees” shall mean any cash retainer and meeting fees paid to a Non-Employee Director for each regular or special meeting and for any Administrator meetings attended.

1.27	“Participant” shall mean any Non-Employee Director and any Key Employee who (i) elects to participate in the Plan, (ii) signs a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, (iii) has his or her signed Plan Agreement, Election Form(s) and Beneficiary Designation Form accepted by the Administrator, (iv) commences participation in the Plan, and (v) does not have his or her Plan Agreement terminated, plus those employees who are subject to Post-2004 Mandatory Deferrals pursuant to Section 3.5. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance; provided, however, that a Beneficiary of a Participant shall be permitted to make such elections and/or receive such amounts following the Participant’s death as are specifically provided under this Plan.

1.28	“Plan” shall mean this TD Banknorth Inc. Deferred Compensation Plan for Non-Employee Directors and Key Employees, as evidenced by this instrument and by each Plan Agreement, as they may be further amended from time to time.

1.29	“Plan Agreement” shall mean a written agreement (which may take the form of an electronic transmission, if required or permitted by the Administrator), as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant. In the Plan Agreement, each Participant shall acknowledge that he or she accepts all of the terms of the Plan including the discretionary authority of the Administrator as set forth in Article 11.

1.30	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect.

1.31	“Post-2004 Annual Company Make-Up Amount” shall mean, for the Plan Year of reference beginning on or after January 1, 2005, the amount that is credited on behalf of the Participant in accordance with Section 3.6.

1.32	“Post-2004 Annual Mandatory Deferral Amount” shall mean, for the Plan Year of reference beginning on or after January 1, 2005, that portion of the Participant’s compensation that is required to be deferred in accordance with Section 3.5.

1.33	“Post-2004 Annual Voluntary Deferral Amount” shall mean, for the Plan Year of reference beginning on or after January 1, 2005, that portion of a Participant’s Annual Base Salary, Incentive Payments, RSU Income and/or Non-Employee Director Fees that a Participant elects to have, and is, deferred in accordance with Article 3. In the event of a Participant’s Retirement, death or a Termination of Service prior to the end of a Plan Year, such year’s Post-2004 Annual Voluntary Deferral Amount shall be the actual amount withheld prior to such event.

1.34	“Post-2004 Company Make-Up Account” shall mean (i) the sum of all of a Participant’s Post-2004 Annual Company Make-Up Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Post-2004 Company Make-Up Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Post-2004 Company Make-Up Account.

1.35	“Post-2004 Mandatory Deferral Account” shall mean (i) the sum of all of a Participant’s Post-2004 Annual Mandatory Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Post-2004 Mandatory Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Post-2004 Mandatory Deferral Account.

1.36	“Post-2004 Voluntary Deferral Account” shall mean (i) the sum of all of a Participant’s Post-2004 Annual Voluntary Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Post-2004 Voluntary Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Post-2004 Voluntary Deferral Account.

1.37	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.38	“Pre-2005 Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Pre-2005 Deferral Account balance and (ii) the Pre-2005 Company Make-Up Account balance. The Pre-2005 Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan. Prior to the January 1, 2005 amendment and restatement to the Plan, a Participant’s Pre-2005 Account Balance was known as the Participant’s “Account Balance”.

1.39	“Pre-2005 Annual Company Make-Up Amount” shall mean, for the Plan Year of reference beginning prior to January 1, 2005, the amount that was credited on behalf of the Participant in accordance with Section 3.6. Prior to the January 1, 2005 amendment and restatement to the Plan, a Participant’s Pre-2005 Annual Company Make-Up Amount was known as the Participant’s “Annual Company Matching Amount”.

1.40	“Pre-2005 Annual Deferral Amount” shall mean, for the Plan Year of reference beginning prior to January 1, 2005, that portion of a Participant’s Annual Base Salary, Incentive Payments and/or Non-Employee Director Fees that a Participant elected to have, and was, deferred in accordance with Article 3. In the event of a Participant’s Retirement, death or a Termination of Service prior to the end of a pre-2005 Plan Year, such year’s Pre-2005 Annual Deferral Amount shall be the actual amount withheld prior to such event. Prior to the January 1, 2005 amendment and restatement to the Plan, a Participant’s Pre-2005 Annual Deferral Amount was known as the Participant’s “Annual Deferral Amount”.

1.41	“Pre-2005 Company Make-Up Account” shall mean (i) the sum of all of a Participant’s Pre-2005 Annual Company Make-Up Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Pre-2005 Company Make-Up Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Pre-2005 Company Make-Up Account. Prior to the January 1, 2005 amendment and restatement to the Plan, a Participant’s Pre-2005 Company Make-Up Account was known as the Participant’s “Company Matching Account”.

1.42	“Pre-2005 Deferral Account” shall mean (i) the sum of all of a Participant’s Pre-2005 Annual Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Pre-2005 Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Pre-2005 Deferral Account. Prior to the January 1, 2005 amendment and restatement to the Plan, a Participant’s Pre-2005 Deferral Account was known as the Participant’s “Deferral Account”.

1.43	“Retirement”, “Retire(s)” or “Retired” shall mean Separation from Service with the Company for any reason other than a leave of absence or death on or after the attainment of age fifty-five (55) and achievement of five (5) Years of Service.

1.44	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.45	“RSU Income” shall mean the income attributable to the restricted stock units granted to a Participant pursuant to the 2005 Performance Based Restricted Share Unit Plan of TD Banknorth Inc.

1.46	“Section 409A” shall mean Code Section 409A and the Treasury regulations or other authoritative guidance issued thereunder. Whenever the terms “subject to Section 409A” or “to the extent permitted by Section 409A” (or any such similar reference so as to indicate that a Plan provision is subject to Section 409A) are used, such terms shall be interpreted to mean that the applicable Plan provision shall be effective only if and to the extent such provision would not trigger penalty taxes or interest under Section 409A.

1.47	“Separation from Service” shall mean separation from service within the meaning of Section 409A.

1.48	“Short-Term Incentive Payments” or “STI Payments” shall mean Incentive Payments based on the performance by the Participant of services for the Company over a period of twelve (12) months.

1.49	“Short-Term Payout” shall mean the payout set forth in Article 4.

1.50	“Sponsor” shall mean TD Banknorth Inc., and any successor to all or substantially all of the Sponsor’s assets or business.

1.51	“Sponsor Common Stock” means the common stock of the Sponsor, $0.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Sponsor or another corporation, that other stock or security.

1.52	“Sponsor Stock Unit” means an artificial unit of value, the amount of one unit of which varies with the value of one share of Sponsor Common Stock.

1.53	“TD Bank” means The Toronto-Dominion Bank, and any successor to all or substantially all of TD Bank’s assets or business.

1.54	“TD Bank Common Stock” means the common stock of TD Bank without par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of TD Bank or another corporation, that other stock or security.

1.55	“TD Bank Stock Unit” means an artificial unit of value, the amount of one unit of which varies with the value of one share of TD Bank Common Stock.

1.56	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.57	“Termination of Service” shall mean Separation from Service with the Company, voluntarily or involuntarily, for any reason other than Retirement, death or an authorized leave of absence.

1.58	“Trust” shall mean the trust established pursuant to this Plan, as amended from time to time. The assets of the Trust shall be the property of the Company.

1.59	“Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator.

1.60	“Yearly Installment Method” shall be a yearly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant (or the appropriate portion thereof) shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a business day, on the immediately following business day), and shall be paid as soon as practicable thereafter. The date of reference with respect to the first (1st) yearly installment payment shall be as provided in Section 5.2 and the date of reference with respect to subsequent yearly installment payments shall be the anniversary of the first (1st) yearly installment payment. The yearly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition.

1.61	“Years of Service” shall mean the total number of continuous full years in which a Participant has been employed by the Company or (with respect to a Non-Employee Director) has served as a member of the Board of the Company. For purposes of this definition, a year of employment or service shall be a three hundred sixty-five (365) day period (or three hundred sixty-six (366) day period in the case of a leap year) that, for the first year of employment or service, commences on the Key Employee’s date of hiring or the Non-Employee Director’s appointment as a member of the Board of the Company, as applicable, and that, for any subsequent year, commences on the annual anniversary of that date. Any partial year of employment or service shall not be counted.
ARTICLE 2
Selection/Enrollment/Eligibility
2.1	Eligibility. Participation in the Plan shall be limited to Non-Employee Directors and Key Employees whom the Administrator designates, in its sole discretion, for participation. It is intended that Key Employees shall meet the requirement of ERISA that they be members of a select group of management or highly compensated employees of the Company. A new Non-Employee Director or Key Employee shall not be considered eligible to participate until he or she has received notice of such eligibility.
2.2	Enrollment Requirements. Except as provided in Section 3.5, as a condition to participation, each selected Non-Employee Director and Key Employee shall complete, execute and return to the Administrator a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, all within fifteen (15) days after he or she is notified or becomes eligible to participate in the Plan. In addition, the Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.
2.3	Commencement of Participation. Provided a selected Non-Employee Director or Key Employee has met all enrollment requirements set forth in this Plan and required by the Administrator, including returning all required documents to the Administrator within the specified time period, that individual shall commence participation in the Plan on the first day of the Plan Year that commences after the month in which he or she completes all enrollment requirements (or as soon as practicable thereafter as the Administrator may determine). Except as provided in Section 3.5, or as otherwise provided by the Administrator, if a selected Non-Employee Director or Key Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that individual shall not be eligible to participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Administrator of the required documents.
2.4	Termination of Participation and/or Deferrals. If the Administrator determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees of the Company, the Administrator shall have the right, in its sole discretion and subject to Section 409A, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.
2.5	Limited Participation. Any individual who does not meet the definition of Non-Employee Director set forth in Section 1.25, or of Key Employee set forth in Section 1.23, but who, until January 1, 2003, had participated in the Plan, shall continue to participate in the Plan solely with respect to his or her Account Balance as of January 1, 2003. However, such individual shall not be entitled to make any deferrals, or to have any Annual Company Make-Up Amounts credited to the Plan on his or her behalf, on or after January 1, 2003, and, subject to Section 409A, shall be subject to distribution as provided in clause (iii) of Section 2.4, above, if the Administrator so determines at any time.

ARTICLE 3
Deferral Commitments/Company Contributions/Crediting/Taxes
3.1	Minimum Deferral. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferred Amount, Annual Base Salary, Short-Term Incentive Payments, Long-Term Incentive Payments, RSU Income and/or Non-Employee Director Fees (as applicable) in the minimum amount of five percent (5%) of each such item of compensation; provided, however, that, for Plan Years beginning prior to January 1, 2005, the five percent (5%) minimum amount applied to the Participant’s Incentive Payments in the aggregate for the Plan Year.

Notwithstanding the foregoing, the Administrator may, in its sole discretion, establish for any Plan Year different minimum amount(s) for any item(s) of compensation prior to the commencement of the Plan Year. If an election is made with respect to any such item of compensation for less than the stated minimum amount, or if no election is made, the amount deferred with respect to any such item of compensation shall be zero (0).
3.2	Maximum Deferral. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary, Short-Term Incentive Payments, Long-Term Incentive Payments, RSU Income and/or Non-Employee Director Fees (as applicable), up to the following maximum percentages for each deferral type elected:

Deferral Type	Maximum Amount
Annual Base Salary	70%
STI Payments	100%
LTI Payments	100%
RSU Income	100%
Non-Employee Director Fees	100%
Notwithstanding the foregoing, the Administrator may, in its sole discretion, establish for any Plan Year prior to the commencement of the Plan Year maximum percentages which differ from those set forth above.

3.3	Election to Defer/Change in Election.
(a)	Timing of Election.
(i)	Annual Base Salary or Non-Employee Director Fee Deferrals. Except as provided below, a Participant shall make an Annual Base Salary or Non-Employee Director Fee deferral election with respect to a coming twelve (12) month Plan Year commencing on or after January 1, 2006. Such election must be made during such period as shall be established by the Administrator which ends no later than the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Annual Base Salary and/or Non-Employee Director Fee to be deferred are to be performed.

(ii)	Incentive Payment Deferrals. Except as provided below, a Participant shall make an Incentive Payment deferral election with respect to a performance period of at least twelve (12) months. Such election must be made during such period as shall be established by the Administrator which ends no later than six (6) months prior to the last day of the period over which the services giving rise to the Incentive Payments are performed.

(iii)	RSU Income Deferrals. Except as provided below, a Participant may elect to defer RSU Income during such period as may be established by the Administrator which ends no later than December 31, 2006, provided that any such election (A) must be made while the Participant is an active employee of the Company or one of its subsidiaries, (B) shall not take effect before the date that is 12 months after the date the election is made and accepted by the Administrator, and (C) does not accelerate the payment of the RSU Income.

(iv)	Special Rule for Pre-2005 Elections. Notwithstanding the preceding, with respect to any Annual Base Salary, Incentive Payment, and/or Non-Employee Director Fee deferral election (or modification or revocation of such election) made for a Plan Year beginning prior to January 1, 2005, which election (or modification or revocation) would, in accordance with Section 409A, necessarily have been made on or before March 15, 2005, such election (or modification or revocation) shall be valid if it satisfied the deferral election (or modification or revocation) timing requirements of the Plan in effect at the time of the deferral election (or modification or revocation).

(v)	Additional Section 409A Provisions. Notwithstanding the preceding, the Administrator shall, in its discretion, be permitted to cause to be paid to the Participant Annual Base Salary, Short-Term Incentive Payments, Long Term Incentive Payments, RSU Income and/or Non-Employee Director Fees (as applicable) rather than being deferred under the Plan if, under Section 409A, an earlier election was required in order to properly defer tax with respect to such amount(s). In addition, the Administrator, in its discretion, shall be permitted to allow a Participant to revoke or modify an Annual Base Salary, Short-Term Incentive Payments, Long Term Incentive Payments, RSU Income and/or Non-Employee Director Fees (as applicable) deferral election he or she has made if Section 409A provides an opportunity to later modify a deferral election with respect to such amount(s); provided, however, that no such revocation or modification will be effective or available if and to the extent Section 409A provides that such revocation or modification, or the availability thereof, prevents the proper deferral of tax with respect to such amount(s).
(b)	Manner of Election. For any Plan Year (or portion thereof), a deferral election for that Plan Year (or portion thereof), and such other elections as the Administrator deems necessary or desirable under the Plan, shall be made by timely delivering to the Administrator, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form, along with such other elections as the Administrator deems necessary or desirable under the Plan. For these elections to be valid, the Election Form(s) must be completed and signed by the Participant, timely delivered to the Administrator (in accordance with Section 2.2 above) and accepted by the Administrator. If no such Election Form(s) is timely delivered for a Plan Year (or portion thereof), the Annual Deferral Amount shall be zero (0) for that Plan Year (or portion thereof).

(c)	Change in Election. Except as provided in (a)(v) above and except as set forth below, a Participant may not elect to change his or her deferral or payment election that is in effect for a Plan Year.
(i)	Transitional Elections in 2006. On or before December 31, 2006, if a Participant wishes to change his or her payment election, the Participant may do so by completing a payment election form approved by the Administrator, provided that any such election (A) must be made at least 12 months before the date on which benefit payments are scheduled to commence, (B) must be made while the Participant is an active employee of the Company or one of its subsidiaries, (C) shall not take effect before the date that is 12 months after the date the election is made and accepted by the Administrator, (D) does not cause a payment that would otherwise be made in 2006 to be delayed to a later year, and (E) does not accelerate into 2006 a payment that is otherwise scheduled to be made in a later year.

(ii)	Changes in Payment Elections After 2006. On or after January 1, 2007, if a Participant wishes to change his or her payment election, a Participant may do so by completing a payment election form approved by the Administrator, provided that any such election (A) must be made while the Participant is an active employee of the Company or one of its subsidiaries, (B) must be made at least 12 months before the date on which any benefit payments as of a fixed date or pursuant to a fixed schedule are scheduled to commence, (C) shall not take effect until at least 12 months after the date the election is made and accepted by the Administrator, and (D) for payments to be made other than upon death, must provide an additional deferral period of at least five years from the date such payment would otherwise have been made (or in the case of any life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid). For purposes of this Plan and clause (D) above, all installment payments under this Plan shall be treated as a single payment.
3.4	Withholding of Annual Deferral Amounts. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll in the percentage elected by the Participant, as adjusted from time to time for increases and decreases in Annual Base Salary. The Incentive Payments portion of the Annual Deferral Amount shall be withheld at the time the Incentive Payments are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. The RSU Income portion of the Annual Deferral Amount shall be withheld at the time the RSU Income is or otherwise would be paid to the Participant. The Non-Employee Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Non-Employee Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.
3.5	Post-2004 Mandatory Deferrals. Notwithstanding anything herein to the contrary, but subject to Section 409A, if the Administrator determines, in its sole and absolute discretion with the guidance of counsel, that the Company’s ability to deduct any portion of a Participant’s compensation relating to services performed for the Company is limited by Code Section 162(m), such portion shall automatically be withheld from the Participant’s compensation at such time it would otherwise have been paid to the Participant and shall be deferred under the Plan as a Post-2004 Annual Mandatory Deferral Amount for the Plan Year of the withholding.

3.6	Annual Company Make-Up Amount. A Participant’s Annual Company Make-Up Amount for the Plan Year of reference shall be equal to the amount of the Company matching contribution that would be made to the 401(k) Plan if the 401(k) Plan were permitted to include in its definition of “compensation” for Company matching contribution purposes the Participant’s Annual Deferral Amount, reduced by the amount of any Company matching contributions that are made to the 401(k) Plan on the Participant’s behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year. This section shall not result in any Annual Company Make-Up Amount hereunder that would exceed, when combined with the Company matching contribution amounts contributed to the 401(k) Plan for the Plan Year, the total Company matching contribution that would be made on behalf of a participant in the 401(k) Plan who earns compensation in excess of the dollar limit on recognizable compensation under Code Section 401(a)(17). A Participant who is not eligible for the Plan Year (or for any portion thereof) to receive an allocation of Company matching contributions under the 401(k) Plan shall not be eligible for the Plan Year (or for any such portion) for the allocation of an Annual Company Make-Up Amount hereunder.

Unless otherwise specified by the Administrator, the Annual Company Make-Up Amount, if any, shall be credited as soon as practicable after the last day of the Plan Year.

3.7	Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Administrator or investment manager appointed by the Administrator, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Administrator.
3.8	Vesting.
(a)	A Participant shall at all times be one hundred percent (100%) vested in his or her Pre-2005 Deferral Account, Post-2004 Voluntary Deferral Account and Post-2004 Mandatory Deferral Account.

(b)	A Participant shall become vested in his or her Pre-2005 Company Make-Up Account and Post-2004 Company Make-Up Account as and to the same extent that the Participant becomes vested in Company matching contributions under the 401(k) Plan, or (if earlier) as of the date of a Change in Control.
3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrator, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Sub-Accounts. To the extent permitted by the Administrator, separate sub-accounts shall be established and maintained with respect to each Participant’s Account Balance (together, the “Sub-Accounts”), if and as applicable, one attributable to the portion of the Participant’s Account Balance which represents the Participant’s Pre-2005 Account Balance, another attributable to the portion of the Participant’s Account Balance which represents Annual Base Salary deferrals on or after January 1, 2005, another attributable to the portion of the Participant’s Account Balance which represents STI Payment deferrals on or after January 1, 2005, another attributable to the portion of the Participant’s Account Balance which represents LTI Payment deferrals on or after January 1, 2005, another attributable to the portion of the Participant’s Account Balance which represents RSU Income, another attributable to the portion of the Participant’s Account Balance which represents Post-2004 Annual Company Make-Up Amounts, another attributable to the portion of the Participant’s Account Balance which represents Post-2004 Annual Mandatory Deferral Amounts, and another attributable to the portion of the Participant’s Account Balance which represents Non-Employee Director Fee deferrals on or after January 1, 2005.

(b)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3 above, shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in Section 3.9(d) below) to be used to determine the additional amounts to be credited or debited to each of his or her Sub-Accounts for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence. Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may (but is not required to) elect daily, by submitting an Election Form(s) to the Administrator that is accepted by the Administrator (which submission may take the form of an electronic transmission, if required or permitted by the Administrator), to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to each of his or her Sub-Accounts, or to change the portion of each of his or her Sub-Accounts allocated to each previously or newly elected Measurement Fund(s). If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), unless changed in accordance with the previous sentence. Notwithstanding the above, no amount allocated to the Common Stock Fund A or Common Stock Fund B may thereafter be reallocated to any other Measurement Fund.

(c)	Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form(s), in whole percentage points, the percentage of each of his or her Sub-Account(s) to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(d)	Measurement Funds. The Participant may elect one or more of the Measurement Funds set forth on Schedule A (the “Measurement Funds”) for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s). Each such action will take effect as of the first business day that follows by thirty (30) days the day on which the Administrator gives Participants advance written (which shall include e-mail) notice of such change. If the Administrator receives an initial or revised Measurement Fund(s) election which it deems to be incomplete, unclear or improper, the Participant’s Measurement Fund(s) election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Fund(s) election, the Participant shall be deemed to have filed no deemed investment direction). If the Administrator possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Fund(s) of less than all of the Participant’s Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income or similar Measurement Fund made available under the Plan as determined by the Administrator in its discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Administrator and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant’s Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

(e)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Administrator, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Administrator in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual

Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) business day after the day on which such amounts are actually deferred from the Participant’s Annual Base Salary, Incentive Payments, RSU Income or Non-Employee Director Fees through reductions in his or her amounts otherwise payable, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar month, no earlier than three (3) business days prior to the distribution, at the closing price on such date.

(f)	Common Stock Funds. A Participant’s Account Balance attributable to Common Stock Fund A and/or Common Stock Fund B shall be credited with any amounts allocated thereto as follows: on any date on which any Annual Deferral Amounts, Annual Company Make-Up Amounts or Post-2004 Annual Mandatory Deferral Amounts are credited hereunder (an “Allocation Date”), the Participant’s Common Stock Sub-Account shall be credited with a number of Sponsor Stock Units or TD Bank Stock Units (as applicable) equal to (i) the amount allocated to the Common Stock Sub-Account divided by (ii) the “Price per Share” (as defined below) on the Allocation Date. Fractional Sponsor Stock Units or TD Bank Stock Units (as applicable) shall be rounded to the nearest 1/10th (one-tenth) of a Sponsor Stock Unit or TD Bank Stock Unit (as applicable). On any given day, the value of the Common Stock Sub-Account shall equal the number of Sponsor Stock Units, if any, then credited to the Common Stock Sub-Account multiplied by the applicable Price per Share on such date, plus the number of TD Bank Stock Units, if any, then credited to the Common Stock Sub-Account multiplied by the applicable Price per Share on such date. Sponsor Stock Units do not constitute shares of Sponsor Common Stock, interests in Sponsor Common Stock or any other security of the Company. TD Bank Stock Units do not constitute shares of TD Bank Common Stock, interests in TD Bank Common Stock or any other security of TD Bank or the Company. Sponsor Stock Units and TD Bank Stock Units merely reflect an unfunded promise to pay deferred compensation in the future. For purposes of this Section 3.9(f), the “Price per Share” shall equal the closing sale price per share at which shares of the Sponsor Common Stock or TD Bank Common Stock (as applicable) are sold on the New York Stock Exchange (“NYSE”) on such date or, if no Sponsor Common Stock or TD Bank Common Stock (as applicable) was traded on the NYSE on such date, the closing sale price at which the Sponsor Common Stock or TD Bank Common Stock (as applicable) is sold on the next preceding date the Sponsor Common Stock or TD Bank Common Stock (as applicable) was so traded.

A Participant’s Common Stock Sub-Account shall be credited with additional Sponsor Stock Units on every date the Sponsor issues a dividend with respect to its Sponsor Common Stock, and with additional TD Bank Stock Units on every date TD Bank issues a dividend with respect to its TD Bank Common Stock. The number of Sponsor Stock Units or TD Bank Stock Units (as applicable) so credited will equal (i) the product of (A) the dividend per share of Sponsor Common Stock or TD Bank Common Stock (as applicable) times (B) the number of Sponsor Stock Units or TD Bank Common Stock Units (as applicable) in the Participant’s Common Stock Sub-Account immediately before the dividend is issued, divided by (ii) the applicable Price per Share on the dividend date. In the event of any recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or change in shares of the Sponsor (or TD Bank) or similar event, the Administrator may make appropriate adjustments to the number of Sponsor Stock Units (or TD Bank Stock Units, as applicable) credited to each Participant’s Common Stock Sub-Account.

Payments allocable to the Participant’s Common Stock Sub-Account will be paid in cash. If a Participant’s Common Stock Sub-Account is to be paid in installments, each installment shall be in an amount equal to (A) the total number of Sponsor Stock Units (or TD Bank Stock Units, as applicable) in such Common Stock Sub-Account on the applicable installment payment date, multiplied by (B) a fraction, the numerator of which is one (1) and the denominator of which is the remaining number of installments to be paid to the Participant, with the product of (A) and (B) to then be multiplied by (C) the Price per Share of the Sponsor Common Stock (or the TD Bank Common Stock as applicable) on the applicable installment payment date.

(g)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured general creditor of the Company.

(h)	Beneficiary Elections. Each reference in this Section 3.9 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

3.10	FICA and Other Taxes.
(a)	Annual Deferral Amounts and Post-2004 Annual Mandatory Deferral Amounts. For each Plan Year in which an Annual Deferral Amount and/or a Post-2004 Annual Mandatory Deferral Amount is being withheld from a Participant, the Company shall withhold from that portion of the Participant’s Annual Base Salary, Incentive Payments, RSU Income and/or other compensation that is not being deferred, in a manner determined by the Company, the Participant’s share of any FICA and other employment taxes on such Annual Deferral Amount and/or Post-2004 Annual Mandatory Deferral Amount. If necessary, the Administrator may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	Annual Company Make-Up Amounts. When a Participant becomes vested in a portion of his or her Company Make-Up Account, the Company shall have the discretion to withhold from the Participant’s Annual Base Salary, Incentive Payments and/or RSU Income that is not deferred, in a manner determined by the Company, the Participant’s share of any FICA and other employment taxes. If necessary, the Administrator may reduce the vested portion of the Participant’s Annual Company Make-Up Amounts in order to comply with this Section 3.10.
3.11	Distributions. Notwithstanding anything herein to the contrary, (i) any payments made to a Participant under this Plan shall be in cash form, and (ii) the Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.
ARTICLE 4
Short-Term Payout/Unforeseeable Financial Emergencies
4.1	Short-Term Payout. In connection with each election to defer an Annual Deferral Amount for a Plan Year, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan. Except as otherwise required by the Administrator, with respect to any Short-Term Payout election relating to a Post-2004 Annual Voluntary Deferral Amount, such election may be made separately with respect to the Annual Base Salary, Short-Term Incentive Payment, Long-Term Incentive Payment, RSU Income and/or Non-Employee Director Fee deferral portions of the Post-2004 Annual Voluntary Deferral Amount for the Plan Year. Subject to the Deduction Limitation and to Section 3.11, the Short-Term Payout in respect of an Annual Deferral Amount for a Plan Year shall be a lump sum payment in an amount that is equal to that year’s Annual Base Salary, Short-Term Incentive Payment, Long-Term Incentive Payment, RSU Income and/or Non-Employee Director Fee deferrals (plus, in respect of any Short-Term Payout election relating to a Pre-2005 Annual Deferral Amount for a Plan Year, any vested Pre-2005 Annual Company Make-Up Amount for the Plan Year), and amounts credited or debited thereto in the manner provided in Section 3.9 above, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Service). Subject to the terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during the month of March of the Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred, as specifically elected by the Participant. By way of example, if a three (3) year Short-Term Payout is elected by a Participant for Annual Base Salary deferrals that are deferred in the Plan Year commencing January 1, 2006, the three (3) year Short-Term Payout would become payable during March of 2010. Notwithstanding the preceding sentences or any other provision of this Plan that may be construed to the contrary, effective as of January 1, 2005, a Participant who is an active Key Employee or Non-Employee Director may, with respect to each Short-Term Payout, on a form determined by the Administrator, make one (1) or more additional deferral elections (a “Subsequent Election”) to defer payment of all or any portion (as elected by the Participant in accordance with procedures established by the Administrator) of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Administrator no later than one (1) year prior to the first day of the Plan Year in which, but for the Subsequent Election, such Short-Term Payout would be paid, and, for Subsequent Elections made on or after January 1, 2007, such Subsequent Election provides for a deferral of at least five (5) Plan Years following the Plan Year in which the Short-Term Payout, but for the Subsequent Election, would be paid.

If a Short-Term Payout election is made with respect to any Pre-2005 Annual Company Make-Up Amount that, as of the time of payment, is as yet unvested, such unvested amounts shall not be subject to such Short-Term Payout election, but instead shall be paid out, if vested (or forfeited, if unvested), as of the earliest of the Participant’s Retirement, death or Termination of Service.

4.2	Other Benefits Take Precedence Over Short-Term Payout. Should an event occur that triggers a benefit under Article 5, 6 or 7, any amounts that are subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.
4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Administrator to (i) cease any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payouts, after taking into account the extent to which the Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship). A suspension or payout under this Section 4.3 shall be permitted solely to the extent permitted under Code Section 409A. If, subject to the sole discretion of the Administrator, the petition for a cessation of deferrals and/or payout is approved, cessation shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. Any later deferral elections will be subject to the provisions governing initial deferral elections in Section 3.3 of the Plan. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.
ARTICLE 5
Retirement Benefit
5.1	Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her entire vested Account Balance.
5.2	Payment of Retirement Benefit. Except as provided below, a Participant, at the time he or she makes an election to defer an Annual Deferral Amount under the Plan for a Plan Year (or, with respect to his or her Pre-2005 Deferral Account, at the time he or she commences participation in the Plan), shall elect on an Election Form to receive the portion of his or her Account Balance attributable to Annual Deferral Amounts (and, if applicable, any Pre-2005 Company Make-Up Amounts) in a lump sum or pursuant to a Yearly Installment Method of five (5) or ten (10) years; provided, however, that payment of the Participant’s entire vested Account Balance shall be made in the form of a lump sum payment if the Participant’s vested Account Balance at the time of his or her Retirement is less than twenty-five thousand dollars ($25,000). Except as otherwise required by the Administrator, such election may be made separately with respect to (i) the Participant’s Pre-2005 Account Balance, and/or (ii) for any Post-2004 Annual Deferral Amounts, each Plan Year’s Annual Base Salary, Short-Term Incentive Payments, Long-Term Incentive Payments, RSU Income and/or Non-Employee Director Fees that have been deferred. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.
Notwithstanding the above or anything herein that may suggest otherwise, the portion (if any) of the Participant’s Account Balance attributable to Post-2004 Annual Company Make-Up Amounts, if any, and Post-2004 Annual Mandatory Deferral Amounts, if any, shall be received by the Participant solely as a lump sum payment.

Unless an election is changed by the Participant as provided below, such Retirement Benefit shall be paid (or shall commence, in the case of installment payments) during either the March or September of the Plan Year following the date of the Participant’s Retirement, subject to compliance with Section 409A with respect to the payment of Post-2004 Annual Mandatory Deferral Amounts.
The preceding notwithstanding, (i) any Participant who incurs a Separation from Service with the Company during January through June of any Plan Year shall not be entitled to receive any portion of his or her Account Balance under this section until March of the following Plan Year, and (ii) any Participant who incurs a Separation from Service with the Company during July through December of any Plan Year shall not be entitled to receive any portion of his or her Account Balance under this section until September of the following Plan Year, unless an election is changed by the Participant as provided below.
The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Administrator, provided that any such Election Form is submitted at least one (1) year prior to the Participant’s Retirement and complies with the requirements of Section 3.3(c) above. The Election Form most recently accepted by the Administrator shall govern the payout of the Retirement Benefit with respect to the portion of the Participant’s Account Balance to which it pertains.
Notwithstanding anything above or elsewhere in the Plan to the contrary, no change submitted on an Election Form shall be accepted by the Company if the change accelerates the time over which distributions shall be made to the Participant (except as otherwise permitted under Section 409A and Section 3.3(c)(i) above) and the Company shall deny any change made to an election if the Administrator determines that the change violates the requirement under Section 409A that the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.
ARTICLE 6
Survivor Benefit
6.1	Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s entire vested Account Balance if the Participant dies while a Key Employee or Non-Employee Director.
6.2	Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be paid in a lump sum as soon as practicable following the date on which the Administrator has been provided with proof that is satisfactory to the Administrator of the Participant’s death. Any payment made hereunder shall not be subject to the Deduction Limitation.

6.3	Death Prior to Completion of Retirement Benefit or Termination Benefit. If a Participant dies after Retirement or Termination of Service but before the Retirement Benefit or Termination Benefit is paid in full, the Participant’s unpaid Retirement Benefit or Termination Benefit payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived. Any payment made hereunder shall not be subject to the Deduction Limitation.
ARTICLE 7
Termination Benefit
7.1	Termination Benefit. A Participant shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance if the Participant experiences a Termination of Service prior to his or her Retirement or death.
7.2	Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum during either the March or September of the Plan Year that commences after the date of the Participant’s Termination of Service, subject to compliance with Section 409A with respect to the payment of Post-2004 Annual Mandatory Deferral Amounts. The preceding notwithstanding, (i) any Participant who incurs a Separation from Service with the Company during January through June of any Plan Year shall not be entitled to receive any portion of his or her vested Account Balance under this section until March of the following Plan Year, and (ii) any Participant who incurs a Separation from Service with the Company during July through December of any Plan Year shall not be entitled to receive any portion of his or her vested Account Balance under this section until September of the following Plan Year.
ARTICLE 8
Beneficiary Designation
8.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.
8.2	Beneficiary Designation/Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary

designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and delivered to the Administrator prior to his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent.
8.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse, or, if the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.
8.5	Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its sole discretion, to cause the Company to withhold such payments until this matter is resolved to the Administrator’s satisfaction.
8.6	Discharge of Obligations. The payment of benefits under the Plan to a person believed in good faith by the Administrator to be a valid Beneficiary shall fully and completely discharge the Company and the Administrator from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits. Neither the Administrator nor the Company shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Administrator notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Administrator within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Administrator, the Administrator may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Administrator determines. If the location of none of the foregoing persons can be determined, the Administrator shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Company, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Administrator nor the Company shall be liable to any person for any payment made in accordance with such law.

ARTICLE 9
Leave of Absence
9.1	Paid Leave of Absence. If a Participant is authorized by the Company for any reason to take a paid leave of absence from his or her service to the Company, the Participant shall continue to be considered employed by the Company, and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.
9.2	Unpaid Leave of Absence. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from his or her service to the Company, the Participant shall continue to be considered employed by the Company, and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid service status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.
ARTICLE 10
Termination/Amendment/Modification
10.1	Termination. Although the Sponsor anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Sponsor will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Sponsor reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of the Participants, by action of the Board. A complete or partial termination of the Plan shall not be a distributable event except as set forth below, and each Participant will be paid his or her Account Balance in accordance with each Participant’s then current payment elections. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. The Sponsor may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire vested Account Balance of each Participant in accordance with Section 409A of the Code:
(i)	the Plan is terminated within the 30 days preceding or the 12 months following a Change In Control and (1) all substantially similar arrangements sponsored by the Sponsor are terminated, and (2) all Participants in the Plan and all participants under the substantially similar arrangements receive all of their benefits under the terminated arrangements within 12 months of the date of termination of the arrangements,

(ii)	the Plan is terminated and (1) all arrangements sponsored by the Sponsor that would be aggregated with the Plan under Section 1.409A-1(c) if a Participant participated in all of the arrangements are terminated, (2) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements; (3) all payments are made within 24 months of the termination of the arrangements; and (4) the Sponsor does not adopt a new arrangement that would be aggregated with the Plan under Section 1.409A-1(c) if the same Participant participated in both arrangements, at any time within five years following the date of termination of the Plan, or

(iii)	the Plan is terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred by each Participant under the Plan are included in the Participant’s gross income in the later of (1) the calendar year in which the Plan termination occurs, or (2) the first calendar year in which the payment is administratively practicable.
10.2	Amendment. The Sponsor may, at any time, amend or modify the Plan in whole or in part by the action of the Administrator; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Service as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. Notwithstanding anything in the Plan to the contrary, the Sponsor may amend in good faith any terms of the Plan, including retroactively, in order to comply with Section 409A.
10.3	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.
10.4	Amendment to Ensure Proper Characterization of the Plan. Notwithstanding the previous sections of this Article 10, the Plan may be amended at any time, retroactively if required, or if found necessary, in the opinion of the Administrator, in order to ensure that the Plan is characterized as a non-tax-qualified “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2),

301(a)(3) and 401(a)(1), to conform the Plan to the provisions of Section 409A and to ensure that amounts under the Plan are not considered to be taxed to a Participant under the Federal income tax laws prior to the Participant’s receipt of the amounts or to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).
10.5	Changes in Law Affecting Taxability.
(a)	Operation. This section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an “Early Taxation Event”) prior to the date on which such amounts are made available to him or her hereunder; provided, however, that no portion of this Section 10.5 shall become operative to the extent that portion would result in a violation of Section 409A (e.g., by causing an impermissible distribution under Section 409A).

(b)	Affected Right or Feature Nullified. Notwithstanding any other section of this Plan to the contrary (but subject to subsection (c), below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant’s Account Balance is impacted by the change in the law, then only such portion shall be subject to this section, with the remainder of the Account Balance not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Company, then only such Participants shall be subject to this section.

(c)	Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.
10.6	Prohibited Acceleration/Distribution Timing. This Section shall take precedence over any other provision of the Plan or this Article 10 to the contrary. No provision of this Plan shall be followed if following the provision would result in an acceleration of the time or schedule of any payment from the Plan that would trigger either the tax or interest penalties under Section 409A or an Early Taxation Event. In addition, if the timing of any distribution election would result in any tax or other penalty (other than ordinarily payable Federal, state or local income or payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made (or commence, as the case may be) on (or as soon as practicable after) the first date on which such distributions can be made (or commence) without such tax or penalty.
ARTICLE 11
Administration
11.1	Administration. Except as otherwise provided herein, the Plan shall be administered by the Administrator. The Administrator shall be the named fiduciary for purposes of the claims procedure pursuant to Article 13 only and shall, except as the Administrator may otherwise determine, have authority to act to the full extent of its absolute discretion to:
(a)	Interpret the Plan;

(b)	Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan;

(c)	Create and revise rules and procedures for the administration of the Plan and prescribe such forms as may be required for Participants to make elections under, and otherwise participate in, the Plan; and

(d)	Take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan.
Any expenses incurred in the administration of the Plan shall be paid by the Sponsor or the Company.
11.2	Determinations. Except as the Administrator may otherwise determine (and subject to the claims procedure set forth in Article 13), all decisions and determinations by the Administrator shall be final and binding upon all Participants and Beneficiaries.
11.3	General. No member of the Administrator shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan. The Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of any persons, firms or agents retained by it, including but not limited to accountants, actuaries, counsel and other specialists. Nothing in this Plan shall preclude the Sponsor or any Company from indemnifying the Administrator and the members of the Administrator for all actions under this Plan, or from purchasing liability insurance to protect such persons with respect to the Plan.
ARTICLE 12
Other Benefits and Agreements
12.1	Coordination with Other Benefits. The benefits provided for a Participant or a Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 13
Claims Procedures
13.1	Scope of Claims Procedures. This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. Section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail.
13.2	Initial Claim. A Participant or Beneficiary who believes he or she is entitled to any benefit under the Plan (a “Claimant”) may file a claim with the Administrator. The Administrator shall review the claim itself or appoint an individual or an entity to review the claim.
(a)	Initial Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Administrator or appointee of the Administrator prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

(b)	Manner and Content of Denial of Initial Claims. If the Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication:
(i)	The specific reasons for the denial;

(ii)	A reference to the Plan provision or insurance contract provision upon which the denial is based;

(iii)	A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(iv)	An explanation of why such additional material or information is necessary;

(v)	Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(vi)	A statement of the Participant’s right to bring a civil action under ERISA Section 502(a) following a denial on review of the initial denial.
13.3	Review Procedures.
(a)	Request for Review. A request for review of a denied claim must be made in writing to the Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.
The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Administrator. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(b)	Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse initial claim determination, the Administrator will give the Claimant, in writing or by electronic notification, a notice containing:
(i)	its decision;

(ii)	the specific reasons for the decision;

(iii)	the relevant Plan provisions or insurance contract provisions on which its decision is based;

(iv)	a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(v)	a statement describing the Claimant’s right to bring an action for judicial review under ERISA Section 502(a); and

(vi)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.
13.4	Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.
13.5	Legal Action. If the Administrator fails to follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. A Claimant’s compliance with the foregoing provisions of this Article is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claims for benefits under the Plan.
13.6	Administrator Review. Anything in this Plan to the contrary notwithstanding, the Administrator may determine, in its sole and absolute discretion, to review any claim for benefits submitted by a Claimant under this Plan.
ARTICLE 14
Trust
14.1	Establishment of the Trust. The Company may establish the Trust, in which event the Company intends, but is not required, to transfer over to the Trust at least annually such assets as the Company determines, in its sole discretion, are necessary to provide for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Make-Up Amounts and Post-2004 Annual Mandatory Deferral Amounts for the Participants, provided that the terms of the Trust comply with Section 409A.
14.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.
14.3	Distributions from the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.
ARTICLE 15
Miscellaneous
15.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
15.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
15.3	Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.
15.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Subject to any employment agreement to which the Company and the Participant may be parties, such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.
15.6	Furnishing Information. A Participant or his or her Beneficiary shall cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary.
15.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
15.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
15.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of Maine without regard to its conflicts of laws principles.
15.10	Notice. Any notice or filing required or permitted to be given to the Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Compensation Manager
TD Banknorth Inc.
One Portland Square
P.O. Box 9540
M/S ME058-42
Portland, Maine 04112-9540
Such notice shall be deemed given as of the date of hand delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
15.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.
15.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.
15.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
15.14	Incompetent. If the Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
15.15	Court Order. The Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Administrator has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse in accordance with Section 409A.
15.16	Distribution in the Event of Taxation.
(a)	In General. Subject to Section 409A, if, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Administrator, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.
(b)	Trust. If the Trust terminates in accordance with the provisions of the Trust and benefits are distributed from the Trust to a Participant in accordance with such provisions, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.
15.17	Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.
15.18	Aggregation of Employers. To the extent required under Section 409A, if the Company is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code §414(b) or (c)), all members of the group shall be treated as a single Company for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require.
     IN WITNESS WHEREOF, the Sponsor has signed this amended and restated Plan document as of May 9, 2006.

TD BANKNORTH INC.

By:	/s/ Cynthia H. Hamilton

Title:	Executive Vice President

Schedule A
Measurement Funds
Pursuant to Section 3.9(b), the Participant may elect one or more of the following Measurement Funds:

Fund Class	Measurement Fund
Money Market	Federated Prime Obligations Fund
Short Term Govt. Bonds	Federated U.S. Govt. 2-5 Years Fund
Intermediate Bonds	PIMCO Total Return Fund
Large Cap Balanced	Fidelity Puritan Fund
Large Cap Balanced	Janus Balanced Fund
Large Cap Blend	Banknorth Large Cap Core Fund
Large Cap Blend	Federated Max-Cap Fund
Small Cap Blend	Dreyfus Small Cap Stock Index Fund
International Value Stocks	Tweedy Browne Global Value Fund
Common Stock Fund A (Individual Equity)	Stock Units (Deemed invested in TD Banknorth Inc. Common Stock)
Common Stock Fund B (Individual Equity)	Stock Units (Deemed invested in The Toronto-Dominion Bank Common Stock)